SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
 1934
                           (AMENDMENT NO.      )

 Filed by the Registrant {X}

 Filed by a Party other than the Registrant {   }

 Check the appropriate box:

 {  } Preliminary Proxy Statement
      {   } Confidential, For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
 {  } Definitive Proxy Statement
 {  } Definitive Additional Materials
 {X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              AMP INCORPORATED
                        ----------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

 Payment of Filing  Fee (Check the appropriate box):

 {X}  No fee required.

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      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid.

 _____
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 {  } Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
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      (4)  Date Filed:





 FOR IMMEDIATE RELEASE

 Contacts:
 Richard Skaare                      Dan Katcher / Joele Frank
 AMP Corporate Communication         Abernathy MacGregor Frank
 717/592-2323                        212/371-5999

 Doug Wilburne
 AMP Investor Relations
 717/592-4965


               COURT RULES ON ALLIEDSIGNAL'S CONSENT SOLICITATION

                RULING CITES ALLIEDSIGNAL'S CONFLICTED DIRECTORS

            COURT UPHOLDS AMP'S AMENDMENTS TO SHAREHOLDER RIGHTS PLAN

 HARRISBURG, Pennsylvania (October 8, 1998) - AMP Incorporated (NYSE: AMP) announced today that the United States District Court for the Eastern District of Pennsylvania has issued an order enjoining AlliedSignal Inc.'s (NYSE: ALD) consent solicitation to pack AMP's board of directors unless it proposes a slate of nominees, each of whom personally, affirmatively represents that he or she has a fiduciary duty solely to AMP. The Court also rejected AlliedSignal's challenge to AMP's Shareholder Rights Plan.

 AMP issued the following statement:

 "We are pleased that the Court has clearly recognized the conflicted nature of the AlliedSignal slate of nominees."

 In its ruling, the Court stated:

 "If AlliedSignal's directors and officers are elected to AMP's board of directors, they will have an inherent conflict that will necessarily put them at risk of violating Pennsylvania's fiduciary duty standard."

 "The Court also reaffirmed the actions of AMP's Board of Directors with respect to the Shareholders Rights Plan. AMP's Shareholder Rights Plan was amended by the Board to better protect the interests of AMP and its relevant constituencies and to help ensure AMP shareholders the opportunity to assess the success of AMP's Profit Improvement Plan and judge it against AlliedSignal's inadequate bid."

 Headquartered in Harrisburg, PA, AMP is the world's leading manufacturer of electrical, electronic, fiber-optic and wireless interconnection devices and systems. The Company has 48,300 employees in 53 countries serving customers in the automotive, computer, communications, consumer, industrial and power industries. AMP sales reached $5.75 billion in 1997.

                                   # # #

 AMP and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to AlliedSignal's consent solicitation. The participants in this solicitation may include the directors of AMP (Ralph D. DeNunzio, Barbara H. Franklin, Joseph M. Hixon III, William J. Hudson, Jr., Joseph M. Magliochetti, Harold
 A. McInnes, Jerome J. Meyer, John C. Morley, Robert Ripp, Paul G. Schloemer and Takeo Shiina); the following executive officers of AMP: Robert Ripp (Chairman and Chief Executive Officer), William J. Hudson (Vice Chairman), James E. Marley (former Chairman), William S. Urkiel (Corporate Vice President and Chief Financial Officer), Herbert M. Cole (Senior Vice President for Operations), Juergen W. Gromer (Senior Vice President, Global Industry Businesses), Richard P. Clark (Divisional Vice President, Global Wireless Products Group), Thomas DiClemente (Corporate Vice President and President, Europe, Middle East, Africa), Rudolf Gassner (Corporate Vice President and President, Global Personal Computer Division), Charles W. Goonrey (Corporate Vice President and General Legal Counsel), John E. Gurski (Corporate Vice President and President, Global Value-Added Operations and President, Global Operations Division), David F. Henschel (Corporate Secretary), John H. Kegel (Corporate Vice President, Asia/Pacific), Mark E. Lang (Corporate Controller), Philippe Lemaitre (Corporate Vice President and Chief Technology Officer), Joseph C. Overbaugh (Corporate Treasurer), Nazario Proietto (Corporate Vice President and President, Global Consumer, Industrial and Power Technology Division); and the following other members of management and employees of AMP: Merrill
 A. Yohe, Jr. (Vice President, Public Affairs), Richard Skaare (Director, Corporate Communication), Douglas Wilburne (Director, Investor Relations), Suzanne Yenchko (Director, State Government Relations), Mary Rakoczy (Manager, Shareholder Services), Dorothy J. Hiller (Assistant Manager, Shareholder Services), Melissa E. Witsil (Communications Assistant) and Janine M. Porr (Executive Secretary). As of the date of this communication, none of the foregoing participants individually beneficially own in excess of 1% of AMP's common stock or in the aggregate in excess of 2% of AMP's common stock.

 AMP has retained Credit Suisse First Boston Corporation ("CSFB") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisors in connection with the AlliedSignal Offer, for which CSFB and DLJ will receive customary fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, AMP has agreed to indemnify CSFB, DLJ and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. CSFB and DLJ are investment banking firms that provide a full range of financial services for institutional and individual clients. Neither CSFB nor DLJ admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Ex-change Act of 1934, as amended, in the solicitation, or that Schedule 14A requires the disclosure of certain information concerning either CSFB or DLJ. In connection with CSFB's role as financial advisor to AMP, CSFB and the following investment banking employees of CSFB may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Alan Howard, Steven Koch, Scott Lindsay, and Lawrence Hamdan. In connection with DLJ's role as financial advisor to AMP, DLJ and the following investment banking employees of DLJ may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Douglas V. Brown and Herald L. Ritch. In the normal course of its business, each of CSFB and DLJ regularly buys and sells securities issued by AMP for its own account and for the accounts of its customers, which transactions may result in CSFB, DLJ or the associates of either of them having a net "long" or net "short" position in AMP securities, or option contracts or other derivatives in or relating to such securities. As of September 25, 1998, DLJ held no shares of AMP common stock for its own account and CSFB had a net long position of 132,266 shares of AMP common stock.

 This press release contains certain "forward-looking" statements which AMP believes are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The safe harbors intended to be created thereby are not available to statements made in connection with a tender offer and AMP is not aware of any judicial determination as to the applicability of such safe harbor to forward-looking statements made in proxy solicitation materials when there is a simultaneous tender offer. However, shareholders should be aware that any such forward-looking statements should be considered as subject to the risks and uncertainties that exist in AMP's operations and business environment which could render actual outcomes and results materially different than predicted. For a description of some of the factors or uncertainties which could cause actual results to differ, reference is made to the section entitled "Cautionary Statements for Purposes of the 'Safe Harbor'" in AMP's Annual Report on Form 10-K for the year ended December 31, 1997. In addition, the realization of the benefits anticipated from the strategic initiatives will be dependent, in part, on management's ability to execute its business plans and to motivate properly the AMP employees, whose attention may have been distracted by AlliedSignal's tender offer and whose numbers will have been reduced as a result of these initiatives.